Exhibit 99(b)
DESCRIPTION OF CAPITAL STOCK
The following descriptions of our capital stock and certain provisions of our certificate of incorporation, as amended and restated (“certificate of incorporation”), and bylaws, as amended and restated (“bylaws”), are summaries of selected general terms thereof and are qualified in their entirety by the provisions of our certificate of incorporation, as amended and restated, and bylaws, as amended and restated, copies of both of which have been filed with the SEC as exhibits to the registration statement of which this prospectus is a part, and the laws of the state of Delaware.
Our certificate of incorporation authorizes us to issue 250,000,000 shares of stock, divided into two classes: (1) 200,000,000 shares of common stock, $0.01 par value per share, and (2) 50,000,000 shares of preferred stock, $0.01 par value per share.
The transfer agent and registrar for our capital stock is Computershare, Inc., Providence, Rhode Island.
Common Stock
As of October 2, 2023, we had 61,241,779 shares of common stock issued and outstanding. Our common stock currently outstanding is, and our common stock offered pursuant to this prospectus will be, fully paid and non-assessable.
Dividend Rights
Subject only to any prior rights and preferences of any shares of our preferred stock that may in the future be issued and outstanding, the holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of legally available funds. There can be no assurance that funds will be legally available to pay dividends at any given time or that, if funds are available, the board of directors will declare a dividend. As of October 2, 2023, we had no preferred stock outstanding.
Voting Rights
The holders of our common stock are entitled to one vote per share on all matters to be voted on by stockholders. Under our certificate of incorporation, the voting rights, if any, of our preferred stock may differ from the voting rights of our common stock. The holders of our common stock do not have cumulative voting rights. Our bylaws provide for a plurality voting standard for the election of directors.
Liquidation Rights
If we were to liquidate, subject to the terms of any outstanding series of preferred stock, the holders of our common stock are entitled to receive pro rata our assets legally available for distribution to stockholders.
Other Rights
Our common stock is not liable to further calls or assessment. The holders of our common stock have no preemptive rights. Our common stock cannot be redeemed, and it does not have any conversion rights or sinking fund provisions.
Effects on Our Common Stock if We Issue Preferred Stock
As discussed below, our board of directors has the authority, without further action by the stockholders, to issue up to 50,000,000 shares of preferred stock in one or more series. If we issue any preferred stock, it may negatively affect the holders of our common stock. These possible negative effects include diluting the voting power of shares of our common stock and affecting the market price of our common stock. In addition, the ability of our board of directors to issue preferred stock may delay or prevent a change in control of NorthWestern Energy Group, Inc.

Preferred Stock
Our board of directors is authorized, subject to any limitations imposed by law, without the approval of our stockholders, to issue from time to time up to a total of 50,000,000 shares of our preferred stock, $0.01 par value per share, in one or more series, with each such series having such powers, including voting powers, preferences, and relative participating optional or other special rights and any qualifications, limitations or restrictions thereof, as our board of directors may determine at the time of issuance. Thus, without seeking stockholder approval, our board may issue preferred stock with voting and other rights that could adversely affect the voting power of the holders of our common stock.
The issuance of our preferred stock, while potentially providing us with flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or delay or deter a third party from attempting to acquire, a majority of our outstanding voting stock.
As of October 2, 2023, we had 50,000,000 shares of preferred stock available for issuance and no preferred stock outstanding.
The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to each series. We will include in a prospectus supplement the terms relating to any series of preferred stock being offered. These terms will include some or all of the following, as applicable:
•the title of the series and the number of shares in the series;
•the price at which the preferred stock will be offered;
•the dividend rate or rates or method of calculating the rates, the dates on which and the place or places where the dividends will be payable, whether the dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends on the preferred stock being offered will cumulate;
•the voting rights, if any, of the holders of shares of the preferred stock being offered;
•the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred stock being offered;
•the liquidation preference per share;
•the terms and conditions, if applicable, upon which the preferred stock being offered will be convertible into our common stock, including the conversion price, or the manner of calculating the conversion price, and the conversion period;
•any date of maturity of the preferred stock;
•any listing of the preferred stock being offered on any securities exchange;
•whether interests in the shares of the series will be represented by depositary shares;
•a discussion of any material U.S. federal income tax considerations applicable to the preferred stock being offered;
•the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon liquidation, dissolution, or the winding up of our affairs;

•any limitations on the issuance of any class or series of preferred stock ranking senior or equal to the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs; and
•any or all other preferences and relative, participating, operational or other special rights or qualifications, limitations or restrictions of the series.
Delaware law provides that the holders of preferred stock have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation for preferred stock.
The description of preferred stock above and the description of the terms of a particular series of preferred stock in the prospectus supplement are not complete. You should refer to the applicable certificate of designation for complete information.
As described under “Description of Depositary Shares” below, we may, at our option, elect to offer depositary shares evidenced by depositary receipts, each representing an interest (to be specified in the prospectus supplement or term sheet relating to the particular series of preferred stock) in a share of the particular series of preferred stock issued and deposited with a depositary.
Upon issuance, the shares of preferred stock will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full, and we may not require them to pay additional funds. Holders of preferred stock will not have any preemptive rights.
Provisions of our Certificate of Incorporation and our Bylaws That Could Delay or Prevent a Change in Control
Our certificate of incorporation and bylaws contain provisions which will make it difficult to obtain control of NorthWestern Energy Group, Inc. if our board of directors does not approve the transaction. The provisions include the following:
Number of Directors, Vacancies, Removal of Directors
Our certificate of incorporation and bylaws provide that our board of directors will have at least five and at most 11 directors. A majority of the continuing directors decide the exact number of directors at a given time and fill any new directorships and vacancies.
Our certificate of incorporation provides that our directors may be removed, with or without cause, by a majority of the shares then entitled to vote in an election of directors. In addition, our certificate of incorporation provides that any action required or permitted to be taken by our stockholders, including the removal of directors, must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing by such stockholders. Our bylaws permit stockholders to call a special meeting if called by 25% or more of the outstanding shares of voting capital stock of the company.
No Cumulative Voting. Our certificate of incorporation does not provide for cumulative voting.
Advance Notice Provisions. Our bylaws require that for a stockholder to nominate a director or bring other business before an annual meeting, the stockholder must give notice not later than 90 days nor earlier than 120 days prior to the first anniversary of the prior year’s annual meeting. However, if the annual meeting is more than 30 days before or more than 70 days after such anniversary date, the stockholder must give notice not earlier than 120 days prior to such annual meeting, nor later than the later of 90 days prior to such annual meeting or 10 days after the day on which the public announcement of the date of the meeting was first made. In addition, if the number of directors to be elected to the board at an annual meeting is increased and there is no public announcement naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder must give notice, but only with respect to nominees for the additional directorships, so it is delivered not later than 10 days after the day on which such public announcement is first made.
All such notices must be received by our Corporate Secretary by the close of business on the specified date to be deemed to have been delivered on that date. The public announcement of an adjournment or postponement of an annual meeting does not commence a new time period or extend the foregoing time period.
No Stockholder Action by Written Consent. Our certificate of incorporation provides that all action by stockholders must be taken at an annual or special meeting. The stockholders may not act by written consent. This provision prevents our stockholders from initiating or effecting any action by written consent, thereby limiting the ability of our stockholders to take actions opposed by our board of directors.
Special Meetings of Stockholders. Our bylaws provide that special meetings of stockholders may be called by the board of directors acting pursuant to a resolution adopted by a majority of the whole board of directors or the chairman of the board of directors, or upon written notice to the board of directors by holders of 25% or more of our outstanding voting stock.
Provisions Relating to the Authorization of Business Combinations. Our certificate of incorporation requires that certain mergers, consolidations, sales of substantial assets, issuances of capital stock and certain other business combinations involving us and any substantial (10% or more) holder of our voting stock be approved by a majority of our disinterested directors or by the holders of at least 66 2/3% of the outstanding shares of capital stock of the company entitled to vote generally, excluding any shares beneficially owned by the interested stockholder or any affiliate of any interested stockholder (as such terms are defined in the certificate of incorporation). This provision may be amended only by the approval of the holders of at least two-thirds of the outstanding shares of our voting stock.
Provisions of Delaware Law That Could Delay or Prevent a Change in Control
We are subject to the provisions of Section 203 of the General Corporation Law of Delaware. With some exceptions, this law prohibits us from engaging in some types of business combinations with a person who owns 15% or more of our outstanding voting stock for a three-year period after that person acquires the stock. This prohibition does not apply if our board of directors approved of the business combination or the acquisition of our stock before the person acquired 15% of the stock. A business combination includes mergers, consolidations, stock sales, asset sales and other transactions resulting in a financial benefit to the interested stockholder.